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                                                                 Exhibit 10(d)

                                                               EXECUTION COPY

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

         This AMENDMENT NO. 1, dated as of July 10, 2003, (this "Amendment") is made to that certain $400,000,000 Three-Year Amended and Restated Revolving Credit Agreement, dated as of April 22, 2003 (the "Credit Agreement"), among TXU US Holdings Company, as borrower (the "Borrower"), TXU Corp., as exiting borrower, certain lenders parties thereto (the "Lenders") and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the "Agent").

                             PRELIMINARY STATEMENT:

         The Borrower, the Lenders and the Agent previously entered into the Credit Agreement. The Borrower has requested that the Lenders agree to the amendment of the Credit Agreement as set forth herein, and the Lenders have agreed to such request, subject to the terms and conditions of this Amendment. Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Section 1. Definitions. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

         Section 2. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

         (a) The definitions of "Credit Lyonnais Facility", "Credit Lyonnais Facility Ratable Percentage", "Credit Lyonnais Facility Total Commitment", "Merrill Lynch Facility", "Merrill Lynch Facility Ratable Percentage", and "Merrill Lynch Facility Total Commitment" are hereby deleted in their entirety from Section 1.01 of the Credit Agreement.

         (b) Section 2.09 of the Credit Agreement is hereby amended by deleting subsection (c) thereof and redesignating subsection (d) thereof as subsection
(c).

                  SECTION 2.09.  Termination and Reduction of Commitments.

                  (a) The Commitments shall be automatically terminated on the Maturity Date.

                  (b) Upon at least two Business Days' prior irrevocable written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and
         (ii) no such termination or reduction shall be made that would reduce the Total Commitment to an amount less than (A) the aggregate principal amount of outstanding Loans on the date of such termination or reduction (after giving effect to any prepayment made pursuant to
         Section 2.10) or (B) $25,000,000, unless the result of such termination or reduction referred to in this clause (B) is to reduce the Total Commitment to $0. The Agent shall advise the Lenders of any notice given pursuant to this Section 2.09(b) and of each Lender's portion of any such termination or reduction of the Total Commitment.
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                  (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

         Section 3. Termination of Letter Agreement. Pursuant to
Article VII of the Credit Agreement, the Lenders hereby authorize and direct the Agent to terminate as of the Amendment Date (as defined below) the letter agreement, dated April 22, 2003, among the Borrower, TXU, the Agent, Credit Lyonnais New York Branch ("Credit Lyonnais"), as agent for the lenders under the $45,000,000 Revolving Credit Agreement, dated as of April 22, 2003
(the "$45,000,000 Facility"), among TXU, the lenders named therein and Credit Lyonnais, as agent, and Merrill Lynch Capital Corporation ("MLCC"), as agent for the lenders under the $55,000,000 Revolving Credit Agreement, dated as of April 22, 2003 (the "$55,000,000 Facility"), among TXU, the lenders named therein and MLCC, as agent.

         Section 4. Conditions of Effectiveness. This Amendment shall become effective as of the date first set forth above (the "Amendment Date") when each of the following conditions shall have been fulfilled:

         (a) the Required Lenders and the Borrower shall each have executed and delivered to the Agent a counterpart of this Amendment;

         (b) the following statements shall be true and correct, and the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the Amendment Date and in sufficient copies for each Lender, stating that:

             (i) the representations and warranties of the Borrower set forth in Section 5 hereof are true and correct on and as of the Amendment Date as though made on and as of such date; and

             (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default under the Credit Agreement, as amended by this Amendment; and

         (c) The Agent shall have received evidence satisfactory to it that TXU shall have delivered, pursuant to Section 2.09 of each of the $45,000,000 Facility and the $55,000,000 Facility, an irrevocable written notice of termination of the Total Commitment (as defined in the $45,000,000 Facility and the $55,000,000 Facility, respectively).
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         Section 5. Representations and Warranties.  The Borrower represents and warrants that:

         (a) the representations and warranties contained in Article III of the Credit Agreement (with each reference therein to "this Agreement", "hereunder" and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement as amended hereby) are true and correct on and as of the Amendment Date as though made on and as of such date; and

         (b) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes a Default or an Event of Default under the Credit Agreement, as amended by this Amendment.

         Section 6. Effect on the Credit Agreement. Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         Section 7. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto, and all costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment or such other instruments and documents. In addition, the Borrower agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree jointly and severally to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of the New York.

                           [Signature pages to follow]
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                                   TXU US HOLDINGS COMPANY
                                   as Borrower



                                   By /s/ Kirk R. Oliver
                                      ----------------------------------
                                      Kirk R. Oliver
                                      Treasurer and Assistant Secretary





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                                  AMARILLO NATIONAL BANK



                                  By /s/ Mark Fields
                                     -----------------------------------
                                      Name: Mark Fields
                                      Title:   Assistant Vice President


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                                                                          S-3

                                             [INTENTIONALLY OMITTED]



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                                                                         S-4

                                  CITIBANK, N.A.



                                  By /s/ Sandip Sen
                                     ---------------------------------
                                     Name: Sandip Sen
                                     Title:   Managing Director


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                                                                         S-5

                                             [INTENTIONALLY OMITTED]



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                                                                         S-6


                                CREDIT SUISSE FIRST BOSTON



                                By /s/ James P. Moran
                                   ---------------------------------
                                   Name: James P. Moran
                                   Title:   Director


                                By /s/ David J. Dodd
                                   ---------------------------------
                                   Name: David J. Dodd
                                   Title:   Associate